Exhibit 10.3

Executed Copy

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This AMENDMENT dated December 22, 2020 to the AMENDED AND RESTATED MANAGEMENT AGREEMENT made as of July 3, 2014, as amended from time to time (the “Management Agreement”), by and among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), each fund listed in Schedule A (each a “Partnership” and together, the “Partnerships”), CMF WINTON MASTER L.P., and WINTON CAPITAL MANAGEMENT LIMITED, a company registered in England and Wales (the “Advisor”, and together with CMF and the Partnerships, the “Parties”). This Amendment shall be effective as of January 1, 2021 (the “Effective Date”). Any terms used herein without its meaning defined shall have the meaning ascribed to that term in the Management Agreement.

W I T N E S S E T H:

WHEREAS, CMF allocates, from time to time, a certain amount of the assets of each Partnership to the Advisor to trade pursuant to the Management Agreement;

WHEREAS, the Parties wish to amend the Management Agreement to replace Schedule A and modify the payment of the incentive fee.

NOW, THEREFORE, the parties agree as follows:

1. Schedule A is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2. Section 3(c) of the Management Agreement is amended by adding the following at the end thereof:

“Notwithstanding the foregoing, subject to the following, no incentive fee shall be paid to the Advisor with respect to Ceres Classic L.P. until it has (i) recouped the loss carryforward for Ceres Abingdon L.P. (formerly Managed Futures Premier Abingdon L.P.) as of December 31, 2020 (the “LCF”) (the amount of which shall be provided by CMF to the Advisor, together with such supporting documentation as is reasonably requested by the Advisor, on or before January 31, 2021) and (ii) earned New Trading Profits from and after the Effective Date. If the initial Trading Level for Ceres Classic L.P. is less than the Trading Level for Ceres Abingdon L.P. (formerly Managed Futures Premier Abingdon L.P.) as at December 31, then the LCF applied to Ceres Classic L.P. shall be reduced by a corresponding proportional amount.”

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement. Any signature on the signature page of this Amendment may be an original or electronically transmitted signature or may be executed by applying an electronic signature using DocuSign© or, if permitted by CMF (such permission not to be unreasonably withheld), any other similar program.

4. This Amendment shall be governed and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the date first written above.

CERES ABINGDON L.P. (FORMERLY,	CERES CLASSIC L.P.
MANAGED FUTURES PREMIER
ABINGDON L.P.)	By: Ceres Managed Futures LLC
(General Partner)
By: Ceres Managed Futures LLC
(General Partner)
By /s/ Patrick T. Egan
Patrick T. Egan
By /s/ Patrick T. Egan	President & Director
Patrick T. Egan
President & Director	CERES MANAGED FUTURES LLC

CMF WINTON MASTER L.P.	By /s/ Patrick T. Egan
Patrick T. Egan
By: Ceres Managed Futures LLC	President & Director
(General Partner)

WINTON CAPITAL MANAGEMENT
By /s/ Patrick T. Egan	LIMITED
Patrick T. Egan
President & Director	By /s/ Brigid Rentoul
Name: Brigid Rentoul
Title: Director

SCHEDULE A

FUND NAME	MEMORANDUM DATE
Ceres Classic L.P.	November 30, 2020